UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, For Use of the
☐	Definitive Proxy Statement		Commission Only (as permitted by Rule 14a-6(e)(2)
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CNS RESPONSE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No Fee Required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
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September 25, 2009

CNS RESPONSE, INC.

2755 Bristol Street, Suite 285
Costa Mesa, CA 92626

_________________________________________

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 29, 2009
_________________________________________

Dear CNS Stockholders:

Our annual meeting is just a few days away.
We want to remind you to sign, date and return your WHITE proxy card as soon as possible.
Returning your proxy card will ensure that your shares are represented at the meeting, whether or not you are able to attend in person.

Our nominees for director are:

•	George Carpenter	•	John Pappajohn
•	Henry Harbin, M.D.	•	Tommy Thompson
•	David B. Jones	•	Jerome Vaccaro, M.D.

Our Board of Directors recommends that you vote “FOR” the election of our director nominees.

YOU CAN RETURN YOUR PROXY CARD ANY ONE OF THE FOLLOWING METHODS:

•	By mail: in the enclosed pre-addressed envelope	•	By fax to: (866) 294-2611	•	By fax to: (718) 921-8331	•	By scan/email to: pbuck@cnsresponse.com

YOU DO NOT NEED TO SEND IN ANOTHER PROXY CARD IF YOU
HAVE ALREADY RETURNED ONE TO US.
_________________________________________

If you have any questions regarding the annual meeting or our solicitation of proxies, please call the Company at (714) 545-3288 or contact us via email at gcarpenter@cnsresponse.com.

HOW TO VOTE

Record holders.  If you hold your CNS shares as a record holder, you may vote your shares by completing, dating and signing the enclosed WHITE proxy card and returning it in the pre-addressed, postage paid envelope we are providing to you.  You also have the option of  submitting your proxy electronically via email or by fax by following the instructions on the cover page.  You also have the right to vote in person at the meeting, and if you choose to do so, you can bring the enclosed WHITE  proxy card or vote using the ballot provided at the annual meeting.

“Street name” holders.  If you hold your CNS shares in street name through a broker, bank or other nominee, you should receive a notice from them that includes instructions on how to vote your CNS shares.  Because you are not the record stockholder, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares for you.

SOLICITATION OF PROXIES

Our Board of Directors is soliciting your proxies in connection with the matters to be acted on at the annual meeting.  In connection with the solicitation, we may use the services of our directors, officers, employees and others to solicit proxies, personally or by mail, telephone, facsimile or the Internet.

If you vote by proxy, your shares will be voted at the annual meeting in the manner specified by you.  If you sign, date and return your WHITE  proxy card, but do not specify how you want your shares to be voted, they will be voted by the proxy holder as recommended by the Board.  Returning the WHITE proxy card also grants discretionary authority to the named proxies to vote your proxy in accordance with their judgment as to other matters that come before the annual meeting.  As of the date hereof, we know of no matters or proposals to be presented at the meeting other than as described herein and in our proxy statement that was previously sent to you.  The proxy holders will exercise their discretion in this regard with respect to all proxies returned by stockholders only as to matters with respect to which the proxy holders were unaware a reasonable time prior to the meeting or adjournment thereof.

Our board of directors recommends that you vote “FOR” the election of each of our director nominees.

Even if you plan to attend the annual meeting, we ask that you vote your shares in advance using the WHITE proxy card so that your vote will be counted if you later decide not to attend the meeting.
_________________________________________

Important Notice Regarding Internet Availability Of Proxy Materials:   These additional soliciting materials, our definitive proxy statement dated September 15, 2009, the accompanying WHITE proxy card and CNS’s Annual Report are available at www.cnsresponse.com.

Additional Information and Where to Find It

The Company filed a definitive proxy statement and other relevant documents concerning its 2009 Annual Meeting of Stockholders with the Securities and Exchange Commission (“SEC”) on September 15, 2009 and has provided stockholders with the definitive proxy statement. The Company advises stockholders to read the definitive proxy statement because it contains important information about the election of directors and any other matters to be presented at the 2009 Annual Meeting of Stockholders. Stockholders may obtain free copies of the definitive proxy statement and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the Company’s definitive proxy statement by accessing www.cnsresponse.com. In addition, CNS stockholders may obtain a free copy of the definitive proxy statement and other related documents by contacting the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

Participants in Solicitation

CNS and its directors (other than Leonard Brandt) and executive officers may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders. Information regarding the interests of the Company’s directors and executive officers in the proxy contest is included in its definitive proxy statement.